      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 2001

                                                   REGISTRATION NO. 333-
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              INFOCURE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                            58-2271614
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification Number)

                             239 ETHAN ALLEN HIGHWAY
                          RIDGEFIELD, CONNECTICUT 06877
                                 (203) 894-1300
        (Address of registrant's principal executive, including zip code and telephone number, including area code)

                           --------------------------
                       INFOCURE 401(K) PROFIT SHARING PLAN
                            (Full title of the Plan)


          Frederick L. Fine                                  Copy to:
President and Chief Executive Officer                   John J. Kelley III
        InfoCure Corporation                              King & Spalding
        3715 Northside Parkway                      191 Peachtree Street, N.E.
              Suite 660                               Atlanta, Georgia 30303
        Atlanta, Georgia 30327                            (404) 572-4600
           (203) 894-1300

       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                               Proposed Maximum     Proposed Maximum
                                               Amount to be     Offering Price     Aggregate Offering       Amount of
  Title of Securities to be Registered          Registered        Per Share              Price           Registration Fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share(1)    465,000 shares      $4.0625(2)            $1,889,063           $473.00

=========================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices for the Company's common stock as reported on The Nasdaq Stock Market on February 28, 2001.
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees of InfoCure Corporation ("InfoCure" or the "Registrant") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

         All share and per share information included in this Registration Statement reflects a 2-for-1 stock split in the form of a stock dividend paid by InfoCure on August 19, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been previously filed by InfoCure with the Commission and are incorporated herein by reference into this Registration Statement as of their respective dates:

         (a) InfoCure's Annual Report on Form 10-K/A for InfoCure's fiscal year ended December 31, 1999;

         (b) InfoCure's Quarterly Report on Form 10-Q filed under the Securities Exchange Act of 1934 as amended (the "Exchange Act") for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000;

         (c) Current Reports on Form 8-K, filed by InfoCure on September 6, 2000, November 13, 2000 and February 21, 2001;

         (d) The financial statements of The Healthcare Systems Division of The Reynolds and Reynolds Company included in InfoCure's Prospectus filed pursuant to Rule 424(b)(4) on April 22, 1999, which constitutes part of the Registration Statement on Form S-3 (No. 333-71109); and

         (e) InfoCure's Registration Statement on Form 8-A (with respect to the description of its Common Stock), as filed with the Commission on January 28, 1999.

         All documents filed by InfoCure pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated herein by reference into this Registration Statement and shall be deemed to be a part hereof from the date of filing of such documents.

         Any statement contained in any document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall now be deemed to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The Delaware General Corporation Law provides that a corporation may pay expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The Delaware General Corporation Law provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

         InfoCure's bylaws provide that InfoCure shall, to the full extent permitted by Section 145, indemnify any person, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is, was or is about to become an officer, director, employee or agent of InfoCure. InfoCure shall pay the expenses (including attorneys' fees) incurred by a person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made by InfoCure only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified.

         In addition, InfoCure's certificate of incorporation eliminates or limits personal liability of its directors to the full extent permitted by
Section 102(b)(7) of the Delaware General Corporation Law.

         Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


EXHIBIT NO.                              DESCRIPTION
-----------       ------------------------------------------------------------
   4.1            Certificate of Incorporation of InfoCure with all amendments thereto (incorporated by reference to Exhibit 3.1 to
                  InfoCure's Annual Report on Form 10-K for the fiscal year
                  ended December 31, 1999).

   4.2 Second Amended and Restated Bylaws of InfoCure (incorporated by reference to Exhibit 3.2 to InfoCure's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).

   5.1 Opinion of King & Spalding as to the legality of the securities being registered.

  23.1            Consent of BDO Seidman, LLP

  23.2            Consent of Deloitte & Touche LLP

  23.3            Consent of KPMG LLP

  23.4            Consent of King & Spalding (included in Exhibit 5.1)

  24.1            Powers of Attorney (included on signature page)


ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 5th day of March, 2001.

                                    INFOCURE CORPORATION



                                    By: /s/ James A. Cochran
                                       -----------------------------------------
                                        James A. Cochran
                                        Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Frederick L. Fine and James A. Cochran, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on March 5, 2001.


           SIGNATURE                                      TITLE
           ---------                                      -----
                                             President, Chief Executive Officer
     /s/ Frederick L. Fine                   and Director (Principal Executive
---------------------------------            Officer)
         Frederick L. Fine


     /s/ James K. Price                      Executive Vice President, Secretary
---------------------------------            and Director
         James K. Price


     /s/ Richard E. Perlman                  Chairman, Treasurer and Director
---------------------------------
         Richard E. Perlman

                                             Senior Vice President -- Finance
     /s/ James A. Cochran                    and Chief Financial Officer
---------------------------------            (Principal Financial Officer and
         James A. Cochran                    Principal Accounting Officer)

                                             Director
---------------------------------
         James D. Elliot


                                             Director
---------------------------------
         Raymond H. Welsh